UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 19, 2014

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut	06506
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number,
Including Area Code	(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 19, 2014, the Federal Energy Regulatory Commission (FERC) issued an order (June Order) in the transmission rate return on equity (ROE) complaint proceeding brought in September 2011 by various New England governmental entities.  In the complaint, the entities sought a reduction of the base transmission rate ROE of New England transmission owners, including The United Illuminating Company (UI), a subsidiary of UIL Holdings Corporation.  A refund period of October 1, 2011 through December 31, 2012 (refund period) was established.  On August 6, 2013, the presiding Administrative Law Judge issued an initial decision finding that the just and reasonable base ROE was 10.6% for the refund period and, based on the record as of spring 2013, 9.7% for the period after a final order is issued by the FERC, prior to any adjustments that may be applied by the FERC in the final order.  UI recorded a reserve for the refund period of $2.6 million during the third quarter of 2013, based upon its assessment of the ultimate outcome of the proceeding.

In the June Order, FERC adopted a new method for determining cost of equity, changing from a one-step discounted cash flow (DCF) methodology to a two-step DCF, which includes a long-term growth component, and also discontinued its past practice of adjusting the ROE to reflect changes in U.S. Treasury bond yields.  In addition, FERC determined that the final ROE determined in this proceeding would apply to the refund period and prospectively.

Applying the two-step DCF methodology, FERC tentatively found a base ROE of 10.57%, halfway between the midpoint and the top of the zone of reasonableness, was just and reasonable, subject to a paper hearing process wherein participants will be able to present evidence regarding the appropriate long-term growth rate that should be used when calculating the specific base ROE.

Also on June 19, 2014, FERC announced it would institute hearing and settlement judge procedures in a second complaint, brought in December 2012, which is seeking a proposed reduction of the base ROE for the New England transmission owners effective January 1, 2013, with a second 15-month refund period. If settlement judge procedures are unsuccessful and this complaint is litigated, a final FERC order would likely be issued in 2016.

Based upon its preliminary assessment, UIL Holdings Corporation cannot presently estimate the potential financial impact of the June Order.  UIL expects to complete its assessment before filing its second quarter 10Q.

For further information, refer to Item 1, “Business  – Utility Businesses – Electric Distribution and Transmission” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Major Influences on Financial Condition – Electric Distribution and Transmission  – Transmission” of UIL Holdings Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

The information in this Form 8‑K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: June 26, 2014	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer